FOR IMMEDIATE RELEASE

BofI Holding Announces Private Placement of $18.6 Million of Series C Convertible Preferred Stock

SAN DIEGO, CA – (MARKETWIRE) 10/16/12 – BofI Holding, Inc. (NASDAQ: BOFI) (the “Company”), parent of BofI Federal Bank (the “Bank”), has entered into subscription agreements with investors to issue in a private placement an aggregate of $18.6 million of 6.0% Series C Non-Cumulative Perpetual Convertible Preferred Stock. The Company has received subscription agreements for 1,857 shares of Series C Preferred Stock and each share of Series C Preferred Stock has a face value of $10,000 per share. There will be no underwriting or placement agent fee paid by the Company in connection with the sale of the Series C Preferred Stock.
Holders of the Series C Preferred Stock will be entitled to receive non-cumulative cash dividends at an annual rate of 6.0% and may convert the Series C Preferred Stock into common stock at an initial conversion price of $30.50 per share.
“We are pleased to see solid investor demand for our stock and we believe this offering will be beneficial to all shareholders by enhancing our ability to grow our balance sheet” said Gregory Garrabrants, President and Chief Executive Officer.
The Company intends to use the net proceeds for general corporate purposes including contributions of capital to the Bank to support asset growth.
The securities issued by the Company have not and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States, and may not be offered or sold in the United States absent registration or an applicable exemption therefrom under the 1933 Act and the securities laws of all applicable states.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
About BofI Holding, Inc.
BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide branchless bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With over $2.4 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market and is a component of the Russell 3000 Index.
Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements related to the Company’s ability to consummate the sale of all of the shares of Series C Preferred Stock and its future growth. These forward-looking statements are based upon the Company's current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other risks detailed in BofI's filings with the Securities and

Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
BofI Holding, Inc.
Gregory Garrabrants
President & CEO
Tel: 858-350-6203
Email: greg.garrabrants@bofifederalbank.com

Investor Relations:
MZ Group
Mark McPartland
Senior Vice President
Phone: +1 212-301-7130
Email: markmcp@mzgroup.us
web: www.mzgroup.us